UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 10, 2020

JIYA ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39719	85-2789517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Middlefield Road Palo Alto, CA	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 285-4270

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	JYAC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

As previously disclosed on a Current Report on Form 8-K dated November 23, 2020, Jiya Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 10,000,000 shares of Class A common stock (the “Shares”) on November 23, 2020. The Shares were sold at a price of $10.00 per Share, generating gross proceeds to the Company of $100,000,000.

In connection with the IPO, the underwriters were granted a 45-day option from the date of the prospectus (the “Over-Allotment Option”) to purchase up to 1,500,000 additional shares to cover over-allotments (the “Over-Allotment Shares”), if any. On December 10, 2020, the underwriters purchased an additional 352,040 Over-Allotment Shares pursuant to the partial exercise of the Over-Allotment Option. The Over-Allotment Shares were sold at an offering price of $10.00 per Over-Allotment Share, generating aggregate additional gross proceeds of $3,520,400 to the Company.

Also, in connection with the partial exercise of the Over-Allotment Option, the Company's sponsor, Jiya Holding Company, LLC, purchased an additional 7,041 Shares at a purchase price of $10.00 per Share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2020

JIYA ACQUISITION CORP.

By:	/s/ Rekha Hemrajani
Rekha Hemrajani
Chief Executive Officer